EXHIBIT 99.(2)(a)(xi)
ARTICLES OF AMENDMENT DATED 04/25/05


                       BOULDER GROWTH & INCOME FUND, INC.

                              ARTICLES OF AMENDMENT


THIS IS TO CERTIFY THAT:

     FIRST: The charter of Boulder Growth & Income Fund, Inc., a Maryland corporation (the "Corporation"), is hereby amended by:

     1. deleting existing Section 4.3 of Article IV in its entirety and substituting in lieu thereof the following new section:

          Section 4.3. The Bylaws of the Corporation, whether adopted by the Board of Directors or the stockholders, shall be subject to amendment, alteration or repeal, and new Bylaws may be made, by either (a) the stockholders by the affirmative vote of a majority of all the votes entitled to be cast on the matter or (b) the Board of Directors; provided, however, that the Board of Directors may not (i) amend or repeal a Bylaw that allocates solely to stockholders the power to amend or repeal such Bylaw, or (ii) amend or repeal Bylaws or make new Bylaws that conflict with or otherwise alter in any material respect the effect of Bylaws previously adopted by the stockholders.

     2. deleting existing Section 5.1 of Article V in its entirety and substituting in lieu thereof the following new section:

          Section 5.1. The number of directors shall be five.

     SECOND: The amendments to the charter of the Corporation as set forth above have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

     THIRD: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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     IN WITNESS WHEREOF,  the Corporation has caused these Articles to be signed in its name and on its behalf by its President and attested to by its Secretary on this 25th day of April, 2005.

ATTEST:                                       BOULDER GROWTH & INCOME FUND, INC.

/s/ Stephanie Kelley                          /s/ Stephen C. Miller
Stephanie J. Kelley                           Stephen C. Miller
Secretary                                     President